AMENDMENT TO
                               CRW FINANCIAL, INC.
                             1995 STOCK OPTION PLAN



         Section 9(b)(ii) of the Plan is hereby amended to provide in its entirety as follows:

         "(ii) Expiration of six (6) months from the date the Optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death; or";